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                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.44

             ADDENDUM TO STRATEGIC DISTRIBUTION ALLIANCE AGREEMENT
             -----------------------------------------------------


          THIS ADDENDUM TO STRATEGIC DISTRIBUTION ALLIANCE AGREEMENT (this "Addendum"), entered into as of the 3rd day of November, 1998, effective as of the 27th of October, 1998, is made by and between WebMD, INC., a Georgia corporation ("WebMD"), and HBO & COMPANY OF GEORGIA, a Delaware corporation ("HBOC").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, WebMD and HBOC are parties to that certain Strategic Distribution Alliance Agreement dated as of October 23, 1998 (the "Agreement");

          WHEREAS, under the Agreement, HBOC will market the WebMD Services (as defined in the Agreement) to HBOC Customers (as defined in the Agreement);

          WHEREAS, the parties have agreed upon certain additional terms with regard to a certain marketing program to be undertaken by HBOC under the Agreement; and

          WHEREAS, WebMD and HBOC desire to enter into this Addendum to provide for such additional terms.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WebMD and HBOC hereby agree as follows:

          1.   Applicability of Agreement.  To the extent consistent with the
               --------------------------
terms of this Addendum, all terms of the Agreement are applicable to the transaction contemplated by this Addendum.

          2.   Defined Terms.  All capitalized terms used herein and not defined
               -------------
herein shall have the meaning set forth in the Agreement. As used herein, the following term shall have the meaning associated therewith:

               "WebMD Subscription" means the entry by a Subscriber into a Subscription Agreement with WebMD for use of the WebMD Services as a direct result of the marketing efforts of HBOC, provided that the term of such agreement shall be no less than three (3) years, subject to applicable provisions of WebMD's Terms and Conditions of Use and Service Agreement.

          3.   Marketing Program.  Subject to the terms set forth herein, in the
               -----------------
event that (a) parties affiliated with a particular healthcare organization, integrated delivery system or physician practice ("Entity") enter into *** (***) or more WebMD Subscriptions as set forth in the Agreement, and (b) simultaneously in connection therewith, HBOC enters into a license

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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agreement ("License Agreement") with such Entity for use of HBOC's Connect 2000 software product ("Connect 2000"), then WebMD will pay to HBOC up to *** ($***) of the Initial License Fee (as defined below) applicable to an individual seat license under the License Agreement. Notwithstanding the foregoing, WebMD will only make such payment for the lesser of the number of (i) Connect 2000 users/seat licenses or (ii) WebMD Subscriptions entered into by an Entity in connection with this marketing program.

     4.   Initial License Fee.  As used above, "Initial License Fee" means the
          -------------------
initial software license fee charged by HBOC under an applicable License Agreement to an Entity solely for use of Connect 2000 divided by the total number of users/seat licenses under the applicable License Agreement. HBOC agrees that the Initial License Fee to be charged to Entities in connection with this marketing program shall be determined in a manner that is consistent with the price terms allocable to a single seat license for Connect 2000 offered by HBOC to any third party.

     5.   Calculation by HBOC of Initial License Fee.  The parties acknowledge
          ------------------------------------------
and agree that in providing Connect 2000 to HBOC Customers, HBOC typically charges a single amount for hardware, an initial software license fee, implementation and other products and services. Thus, in order to determine the Initial License Fee, HBOC will be required to identify that portion of the above-referenced total charges to an Entity which is allocable only to the initial license of Connect 2000 as calculated above. HBOC agrees to make such calculation in good faith and in accordance with its customary, historical pricing of Connect 2000.

     6.   Payment.  After calculation of the Initial License Fee with regard to
          -------
any Entity as set forth above, HBOC will provide to WebMD an invoice therefor. WebMD will make payment on such invoice within thirty (30) days after receipt thereof.


     7.   No Further Obligations.  After payment of the Initial License Fee to
          ----------------------
HBOC as set forth above, WebMD will have no further obligations with regard to the applicable License Agreement. The parties acknowledge and agree that the License Agreement is solely between HBOC and the applicable Entity. Therefore, HBOC shall bear all obligations to the Entity with regard thereto, including, but not limited to, technical and customer support, software warranties and intellectual property infringement indemnification. In addition, any additional fees to be paid to HBOC under the License Agreement beyond the Initial License Fee (and any other obligations of the Entity under the License Agreement) shall be the sole responsibility of the Entity.

     8.   Termination; Continuation.  The foregoing marketing program shall
          -------------------------
terminate upon the entry by WebMD into *** (***) WebMD Subscriptions generated hereunder. Thereafter, if the parties desire to continue this marketing program, the parties will negotiate in good faith the terms of any such continuation.


*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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     IN WITNESS WHEREOF, WebMD and HBOC have executed this Addendum effective as of the day and year first above written.

                         WebMD, INC.

                         By:    /s/ W. Michael Heekin
                                ------------------------------------
                         Name:  W. Michael Heekin
                                ------------------------------------
                         Title: Chief Operating Officer
                                ------------------------------------


                         HBO & COMPANY OF GEORGIA


                         By:    /s/ Michael L. Kappel
                                ------------------------------------
                         Name:  Michael L. Kappel
                                ------------------------------------
                         Title: Sr. VP - Corporate Planning/Business
                                ------------------------------------
                                Development
                                ------------------------------------

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